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                                  CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our reports dated February 7, 1997 on the consolidated financial statements and schedules of IDS Life Insurance Company and the incorporation by reference of our report dated February 3, 1997 on the financial statements of IDS Life Variable Annuity Fund A in Post-Effective Amendment No. 60 to the Registration Statement (Form N-1, No. 2-29081) and related Prospectus for the registration of IDS Life Variable Account Fund A interests to be offered by IDS Life Insurance Company.



ERNST & YOUNG LLP
Minneapolis, Minnesota
April 18, 1997